===============================================================================

                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[ ]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[_]  Definitive Proxy Statement

[X]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                              CLARUS CORPORATION
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[x]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:






Reg. (S) 240.14a-101.

SEC 1913 (3-99)

                                                              Sharon L. McBrayer
                                                     Direct Dial: (404) 888-7469
                                                      Direct Fax: (404) 870-4825
                                                      E-mail: smcbrayer@wcsr.com

                                 April 5, 2002

VIA FACSIMILE: (212) 245-3009
AND U.S. MAIL

Aris Haigian, Esq.
Kane Kessler, P.C.
1350 Avenue of the Americas
New York, New York  10019-4896

     Re:  Clarus Corporation


Dear Mr. Haigian:

     This Firm is general counsel to Clarus Corporation ("Clarus"). The correspondence of your partner, Mr. Jeffrey Tullman, of April 1, 2002 to Stephen Jeffery of Clarus was forwarded to me for response. As you may know, I attempted to reach Mr. Tullman on Wednesday to respond to his correspondence.
He did return my call and I understand that he is now out of the country and he therefore requested that I contact you. Mr. Tullman did note that Mr. Kanders had in fact received a response from Clarus, which likely crossed in the mail with Mr. Tullman's letter. Be assured that Clarus has forwarded these items of correspondence to the entire Board of Directors of Clarus for consideration.

     The Board appreciates Mr. Kanders' concern as well as his significant investment in Clarus. They have requested that I inform you, on their behalf, that they have considered his proposed nominees and are giving his requests and concerns due consideration and, if appropriate, the independent members would be happy to give Mr. Kanders an opportunity to make a presentation to the Board with respect to his recommendations regarding Clarus' performance. As I am sure you can understand, prior to any such meeting, we would like to better understand Mr. Kanders' intentions, plans and proposals. In order to have a constructive meeting and to maximize the use of both his and their time, we request that he outline more specifically his intentions and proposals and provide to the Board in advance thereof a proposed agenda for such meeting, as well as any materials which he would present. Upon receipt and review of such materials, we can discuss a mutually convenient time for such a meeting.

     We remind you of the obligations under Rule 13d-5 promulgated under the Exchange Act, which provides that when two or more persons agree to act together for the purposes of acquiring, holding, voting or disposing of equity securities of an issuer, the group formed thereby shall be deemed to have acquired beneficial ownership, for purposes of Sections 13(d) and 13(g) of the Exchange Act, as of the date of such agreement, of all equity securities of that issuer beneficially owned by such persons. We assume that any filings required to be made by Kanders & Company as a result of the application of Rule 13d-5 will be made in a timely manner.

                                                              Kane Kessler, P.C.
                                                                   April 5, 2002
                                                                          Page 2

     Again, please convey to Mr. Kanders and the members of his group that Clarus' Board appreciates Mr. Kanders' concerns and will look forward to receiving any information he would like to provide on his behalf.

                              Yours very truly,

                              /s/ Sharon L. McBrayer
                              --------------------------
                              Sharon L. McBrayer

SLM:dmm

                                                              Sharon L. McBrayer
                                                     Direct Dial: (404) 888-7469
                                                      Direct Fax: (404) 870-4825
                                                      E-mail: SMcBrayer@wcsr.com


                                 April 11, 2002

VIA FACSIMILE:  (212) 245-3009
AND U.S. MAIL

Aris Haigian, Esq.
Kane Kessler, P.C.
1350 Avenue of the Americas
New York, New York  10019-4896

     Re:  Clarus Corporation

Dear Mr. Haigian:

     Thank you for your letter of April 9, 2002. We appreciate the reiteration of Mr. Kanders' offer to serve on Clarus' Board of Directors and offer to meet with the Clarus Board. As I mentioned in my prior letter, we believe that it is in the best interest of all parties that we clarify certain statements by Mr. Kanders in advance of a meeting. In your firm's correspondence to Steve Jeffery of April 1, 2002, you indicated that Mr. Kanders had offered to meet with the Board to discuss his "recommendations to improve the Company's performance."
The company is always interested in exploring opportunities to increase shareholder value, and has been very proactive in that regard. However, it appears from your correspondence that Mr. Kanders has specific recommendations that he desires to offer. That being the case, we reiterate the request that he provide more substantive and specific information on such "recommendations" in order for the Board to be prepared to have meaningful discussions.

     Please be assured that any information which you or Mr. Kanders can provide regarding his recommendations for the company will be forwarded to the Board for prompt consideration.

     We will look forward to hearing from you.

                                     Yours very truly,

                                     WOMBLE CARLYLE SANDRIDGE & RICE
                                     A Professional Limited Liability Company


                                     /s/ Sharon L. McBrayer
                                     ----------------------
                                     Sharon L. McBrayer
SLM/mds

cc:  Mr. Stephen P. Jeffery